UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 3, 2006

Date of Earliest Event Reported: October 30, 2006

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	11-2856146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11th Floor 1999 Avenue of the Stars Los Angeles, California 90067	90048
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 789-1213

Optical Molecular Imaging, Inc.

8797 Beverly Boulevard, Suite 310

Los Angeles, California 90048

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations.

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of October 30, 2006, ImmunoCellular Therapeutics, Ltd. (the “Company”) entered into a new agreement with David Wohlberg (the “Wohlberg Agreement”) under which Mr. Wohlberg agreed to continue to serve as the Company’s President and Chief Operating Officer for a one-year term, subject to earlier termination by the Company or Mr. Wohlberg on 30 days notice. Mr. Wohlberg will provide his services to the Company on a part-time basis, spending a majority of his business time on the Company’s affairs. Under the Wohlberg Agreement, Mr. Wohlberg was retroactively paid $2,000 per month for his prior services as the Company’s President and Chief Operating Officer from April 22, 2006 through October 29, 2006 and was granted a fully vested option to purchase 90,000 shares of the Company’s common stock for these prior services. Mr. Wohlberg will receive a salary of $2,000 per month from October 30, 2006 through the date of the Company’s entering into a definitive License Agreement with Cedars-Sinai Medical Center and $2,500 per month thereafter, and he was granted an option to purchase 95,000 shares of the Company’s common stock, which will vest quarterly over a one-year period, with one-half of his remaining unvested shares becoming vested if the Company terminates him without cause.

Effective as of October 30, 2006, the Company entered into a new agreement with C. Kirk Peacock (the “Peacock Agreement”) under which Mr. Peacock agreed to continue to serve as the Company’s Chief Financial Officer for a one-year term, subject to earlier termination by the Company or Mr. Peacock on 30 days notice. Mr. Peacock will provide his services to the Company on a part-time basis. Under the Peacock Agreement, Mr. Peacock was retroactively paid $2,000 per month for his prior services as the Company’s Chief Financial Officer from May 16, 2006 through October 29, 2006 and was granted a fully vested option to purchase 25,000 shares of the Company’s common stock for these prior services. Mr. Peacock will receive a salary of $2,000 per month from October 30, 2006 through the date of the Company’s entering into a definitive License Agreement with Cedars-Sinai Medical Center and $2,500 per month thereafter, and he was granted an option to purchase 50,000 shares of the Company’s common stock, which will vest quarterly over a one-year period, with one-half of his remaining unvested shares becoming vested if the Company terminates him without cause.

On October 30, 2006, the Company granted a fully vested option to purchase 40,000 shares of the Company’s common stock to each of Sanford J. Hillsberg (for his service as director of the Company’s predecessor company and the Company from February 26, 2004 through October 30, 2006), Dr. Rudolph Nisi (for his services as a director of the Company’s predecessor company and the Company from April 21, 2005 through October 30, 2006) and to David Wohlberg (for his service as a director of the Company’s predecessor company and the Company from April 21, 2005 through October 30, 2006). On October 30, 2006, the Company also granted an option to purchase 50,000 shares of the Company’s common stock, vesting quarterly over a one-year period, to each of Mr. Hillsberg, Dr. Nisi and Mr. Wohlberg for their services as a director for the one-year period commencing October 30, 2006. Each of the options granted to the Company’s officers and directors described above has a term of seven years, has an exercise price of $1.00 per share and may be exercised within their term during the period the grantee provides services to the Company and for 24 months after the grantee ceases providing services for any reason other than termination by the Company for cause. The options previously granted to Mr. Wohlberg and Mr. Peacock under their prior agreements with the Company also were revised to provide for the same period of exercisability within their original respective terms.

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 2, 2006, the Company amended its Certificate of Incorporation to change the Company’s name from Optical Molecular Imaging, Inc. to ImmunoCellular Therapeutics, Ltd.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Company,

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoCellular Therapeutics, Ltd.

November 3, 2006	By:	/s/ David Wohlberg
Name: David Wohlberg Title: President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.

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